Exhibit 99.1

LENSAR® Reports Third Quarter 2026 Financial Results and Provides Business Update

10 ALLY Robotic Cataract Laser Systems® (“ALLY System”) Placements in Third Quarter 2026; Backlog of 12 ALLY Systems as of September 30, 2026

Third Quarter Recurring Revenue Grew 17% Year Over Year to $12.6 Million

Total Laser Installed Base Reaches 450 Systems; ALLY System Installed Base Expands 22% Year Over Year

ORLANDO, Fla. (Nov 10, 2026) - LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company”), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today announced financial results for the quarter ended September 30, 2026 and provided an update on key operational initiatives.

“In-line with the expectations we shared in August, our third quarter results reflected the typical summer seasonality during which surgical scheduling and purchasing decisions contribute to a more measured pace of activity, leading to a sequential decline from a very strong second quarter,” said Nick Curtis, President and CEO of LENSAR. “Total revenue declined 1% year-over-year due to lower system sales against a robust number of sold systems in the prior year period, which was partially offset by growth in both procedure volume and recurring revenue. We see the year-over-year growth in these two revenue indicators as clear evidence of the increasing strength of our operational foundation, which we plan to continue leveraging to drive sustainable growth over the long-term.”

“LENSAR was built on innovation, and that remains a fundamental aspect of how we intend to continue competing and gain further ground in the laser cataract surgery market,” continued Curtis. “Over the quarter, our ALLY installed base grew to approximately 225 systems, expanding our opportunity to support surgeons and generate recurring revenue through continued growth in procedure volumes. We remain focused on advancing the capabilities and adoption of our technology, deepening relationships with surgeon partners and distributors, and utilizing this growing installed base to drive success. While quarterly results may fluctuate due to the timing of system sales and placements, among other factors, our commitment to innovation and disciplined commercial execution remains unchanged.”

LENSAR Q3 2026 Financial Summary

Metric	Q3 2026	Q3 2025	% Change
Revenue	$14.1M	$14.3M	-1%
Recurring revenue	$12.6M	$10.8M	+17%
Procedure revenue	$9.2M	$7.8M	+17%
Procedure volume	52,545	46,811	+12%
Recurring revenue %	89%	75%	+14 pts
Total Laser Installed Base	450	425	+6%
Total ALLY Installed Base	225	185	+22%
Net Loss	$(4.7)M	$(3.7)M	N/M
Adjusted EBITDA	$1.7M	$(0.3)M	N/M

*N/M = Not meaningful

Third Quarter 2026 Financial Results

During the three months ended September 30, 2026, total revenue was $14.1 million, compared with $14.3 million in the prior year period. As disclosed in the Company’s second quarter operational update, the third quarter is typically the slowest of the year for cataract procedures and sales activity given extended holidays in various parts of the world and summer vacations in the United States. Procedure volume was 52,545 in the third quarter, compared with 46,811 in the third quarter of 2025. Recurring revenue increased 17% year over year to $12.6 million and represented 89% of total revenue, compared with $10.8 million, or 75% of total revenue a year earlier.

The Company placed 10 ALLY Systems during the third quarter, bringing the total installed ALLY base to approximately 225 ALLY Systems at quarter end. The total installed base reached approximately 450 systems. As of September 30, 2026, the Company had a backlog of 12 ALLY Systems pending installation. The Company continues to prioritize differentiated technology and broader adoption of the ALLY System as it works to strengthen its recurring revenue base over time.

The following table provides information about revenue and recurring revenue, which we consider to be all components of our revenue except for the sales of our systems:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2026	2025	2026	2025
System	$1,547	$3,546	$5,192	$8,754
Recurring revenue:
Procedure	9,168	7,821	28,641	24,441
Lease	1,712	1,560	5,165	5,089
Service	1,704	1,389	5,056	4,126
Total recurring revenue	12,584	10,770	38,862	33,656
Total revenue	$14,131	$14,316	$44,054	$42,410
Recurring revenue %	89%	75%	88%	79%

The following table provides information about procedure volume:

	2026	2025	2024
Q1	54,094	52,347	39,486
Q2	58,682	52,100	42,203
Q3	52,545	46,811	42,231
Total	165,321	151,258	123,920

Cash, cash equivalents, and investments totaled $12.6 million as of September 30, 2026, compared to $18.0 million at December 31, 2025.

Conference Call

LENSAR management will host a conference call and live webcast to discuss the results and provide an update on the Company today, November 10, 2026, at 8:30 a.m. ET.

To participate by telephone, please use this registration link. All participants must use the link to complete the online registration process in advance of the conference call. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. The call and webcast replay will be available for 30 days.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System® as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding trends in worldwide procedure volume, including seasonality factors, ALLY’s commercialization and the Company’s operational and financial performance and long-term strategic goals. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: any anticipated effects of the termination of the agreement governing the merger on the value of our common stock; the outcome of any legal proceedings that may be instituted against us and others relating to the merger; our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures or enacted tariffs affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and manage our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; and risks related to our intellectual property and other intellectual property matters. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth
Mike Rossi, Interim CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com

Non-GAAP Financial Measures: The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net (loss) income before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, acquisition-related income and costs, and strategic transaction-related costs provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges, and acquisition-related income and costs and strategic transaction-related costs are not part of our core operating performance. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2026	2025	2026	2025
Net (loss) income	$(4,723)	$(3,713)	$35,144	$(32,822)
Less: Interest income	(75)	(133)	(391)	(485)
Add: Depreciation expense	843	928	2,625	2,637
Add: Amortization expense	227	229	684	691
EBITDA	(3,728)	(2,689)	38,062	(29,979)
Add: Stock-based compensation expense	850	850	1,887	2,270
Add: Change in fair value of warrant liabilities	3,365	(3,734)	(21,813)	13,648
Add: Acquisition-related costs	—	5,275	(4,373)	13,674
Less: Acquisition-related income	—	—	(10,000)	—
Add: Strategic transaction-related costs	1,182	—	1,182	—
Adjusted EBITDA	$1,669	$(298)	$4,945	$(387)

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Product	$10,715	$11,367	$33,833	$33,195
Lease	1,712	1,560	5,165	5,089
Service	1,704	1,389	5,056	4,126
Total revenue	14,131	14,316	44,054	42,410
Cost of revenue (exclusive of amortization)
Product	3,494	5,649	11,280	14,430
Lease	836	909	2,576	2,598
Service	1,637	1,722	5,876	5,197
Total cost of revenue	5,967	8,280	19,732	22,225
Operating expenses
Selling, general and administrative expenses	8,063	12,020	16,733	34,827
Research and development expenses	1,307	1,367	3,965	4,326
Amortization of intangible assets	227	229	684	691
Total operating expenses	9,597	13,616	21,382	39,844
Operating (loss) income	(1,433)	(7,580)	2,940	(19,659)
Other (expense) income
Change in fair value of warrant liabilities	(3,365)	3,734	21,813	(13,648)
Acquisition-related income	—	—	10,000	—
Other income, net	75	133	391	485
Net (loss) income	(4,723)	(3,713)	35,144	(32,822)
Other comprehensive (loss) income
Change in unrealized gain (loss) on investments	—	8	(4)	(1)
Net (loss) income and comprehensive (loss) income	$(4,723)	$(3,705)	$35,140	$(32,823)
(Loss) income per common share:
Basic	$(0.38)	$(0.31)	$1.43	$(2.75)
Diluted	$(0.38)	$(0.31)	$0.56	$(2.75)
Weighted-average number of common shares used in calculation of net (loss) income per common share:
Basic	12,398	12,044	12,286	11,920
Diluted	12,398	12,044	23,868	11,920

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$12,622	$12,974
Short-term investments	—	5,004
Accounts receivable, net of allowance of $68 and $62, respectively	5,138	6,377
Notes receivable, net of allowance of $10 and $6, respectively	485	295
Inventories	25,141	21,520
Prepaid and other current assets	1,101	601
Total current assets	44,487	46,771
Property and equipment, net	524	505
Equipment under lease, net	14,434	15,485
Notes and other receivables, long-term, net of allowance of $10 and $15, respectively	510	731
Intangible assets, net	4,507	5,191
Other assets	2,606	2,747
Total assets	$67,068	$71,430
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,855	$18,982
Accrued liabilities	6,445	7,771
Deferred revenue	2,712	3,074
Operating lease liabilities	799	747
Acquisition-related deposit	—	10,000
Total current liabilities	19,811	40,574
Long-term accounts payable	1,875	—
Long-term operating lease liabilities	1,387	1,988
Warrant liabilities	18,381	40,194
Other long-term liabilities	763	909
Total liabilities	42,217	83,665
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at September 30, 2026 and December 31, 2025; 20 shares issued and outstanding at September 30, 2026 and December 31, 2025; aggregate liquidation preference of $20,000 at September 30, 2026 and December 31, 2025	13,784	13,784
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share, 9,980 shares authorized at September 30, 2026 and December 31, 2025; no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at September 30, 2026 and December 31, 2025; 12,291 and 11,993 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	123	120
Additional paid-in capital	153,375	151,432
Accumulated other comprehensive income	—	4
Accumulated deficit	(142,431)	(177,575)
Total stockholders’ equity (deficit)	11,067	(26,019)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$67,068	$71,430